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[McCutchen Letterhead]                                              EXHIBIT 8.2

May 7, 1996


Capital Corp of the West
1160 W. Olive Avenue, Suite A
Merced, CA 95348-3198



                                CAPITAL CORP OF THE WEST
                           FORM S-4 REGISTRATION NO. 333-03174


Ladies and Gentlemen:

     We have represented Capital Corp of the West in connection with the above Registration Statement. In our opinion, the merger between Town and Country Finance and Thrift Company and T&C Merger Thrift Company in the manner described in the Registration Statement will be a merger for purposes of California Corporations Code sections 1100-1113, which are the sections of California law prescribing the requirements for a merger of two or more corporations.

     We consent to the inclusion of this opinion as an exhibit to the Registration Statement, the reliance by KPMG Peat Marwick on this opinion in rendering a tax opinion and any reference in the Registration Statement to this opinion in connection with the tax opinion of KPMG Peat Marwick.


                                       Very truly yours,


                                        /s/  THOMAS G. REDDY
                                       ---------------------------------
                                             Thomas G. Reddy